[LOGO OF UNIVERSAL TRAVEL GROUP]                Investor Relations Contact:
                                                Hawk Associates, Inc.
10940 Wilshire Blvd.  Suite 1600                Frank Hawkins and Julie Marshall
Los Angeles, CA 90024                           Phone: (305) 451-1888
Contact: Jacalyn Guo                            E-mail: info@hawkassociates.com
e-mail: : Jacalyn@chutg.com                     http://www.hawkassociates.com
Phone: (310) 443-4151
www.chutg.com                              ---------------------
                                           News Release:

                                           FOR IMMEDIATE RELEASE
                                           ---------------------

                Universal Travel Group Reports Major Revenue and
                      Earnings Growth in Fiscal Year 2006

Los Angeles, Calif. and Shenzhen, China -- March 19, 2007 -- Universal Travel Group (OTC Bulletin Board: UTVG) through its wholly- owned subsidiary, Shenzhen Yu Zhi Lu Aviation Service Company Ltd. (YZL), a leading air travel agency in Southern China, announced today its operating results for fiscal year 2006.

The company's results reflect the entire year's pro forma revenue and profits of the operating company, YZL, which was acquired by Universal Travel Group in July 2006. The results reported for fiscal year 2005 reflect the operating results of the operating company YZL.

Universal Travel reported gross revenues of $10.0 million for the year ended Dec 31, 2006, up 263% from $2.8 million reported in 2005. Net sales for year-end December 31, 2006 increased 107% to $5.4 million from $2.6 million reported for the same period in 2005. Gross revenues included all airline ticket sales generated by the company's 103 franchisees. Net sales reflected the company's revenue after payment to the franchisees.

Absent a non-cash charge of $950,040 associated with stock options granted under the company's employee incentive plan, net income for the company would have been approximately $3.5 million, or $0.11 per share in 2006. These results exceed the company's previously- announced guidance of $3.1 million in net income for Fiscal 2006. The employee incentive stock options were granted January 22, 2007. Reported pro forma net income for 2006 was $2.6 million, or $0.08 per share, an increase of 86% from net income of $1.4 million, or $0.05 per share, reported in fiscal year 2005. The increase in revenue and net sales in fiscal year 2006 was attributed to an increase in the customer base as well as the addition of an air cargo transportation service and a hotel booking service.

Chairman and CEO Ms. Jiangping Jiang said, "This has been a very strong initial year for Universal Travel. The increase in sales reflects the rise in our customer base as well as the success of our newly added booking services for hotels and air cargo transportation. The revenues for those two new booking segments exceeded those from our airline ticket-booking segment by $925,748. Total assets for fiscal year 2006 increased 100% from $3.8 million in 2005 to $7.6 million.

"Looking ahead, we expect further growth for our company. We recently opened a new call center facility that fields up to 10,000 customer calls a day. We have also reached the 1.5 million customer membership mark and we expect these numbers to grow during fiscal year 2007."

The financial statements follow.


                                                                            UTVG

Universal Travel will hold a conference call with key members of its management team March 20 at 11:00 a.m. Eastern Time. The conference call will cover the company's year-end earnings results. A question-and-answer session will follow.

To participate, call (877) 407-8035 after 10:50 a.m. Eastern Time on March 20. International callers should dial (201) 689-8035. While in conference, if callers should experience any difficulty or require operator assistance, they can press the (*) followed by the (0) button. This will call an operator to the line.

A live webcast of the call will be available at http://www.vcall.com/IC/CEPage.asp?ID=114435 and http://www.hawkassociates.com/utvgmore.aspx. It will be archived until June 21.

About Universal Travel Group

Universal Travel Group, through its wholly-owned subsidiary, Shenzhen Yu Zhi Lu Aviation Service Company Ltd., is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout China. The company's core services include booking services for air tickets, hotels, and restaurants, as well as tour routing for customers. The company's goal is to become China's leading travel services provider. For more information, visit http://www.chutg.com.

A profile for investors can be accessed at http://www.hawkassociates.com/utvgprofile.aspx. For investor relations information regarding Universal Travel Group, contact Jacalyn Guo at (310) 443-4151, e-mail Jacalyn@chutg.com, or contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive these releases via e-mail, subscribe at http://www.hawkassociates.com/email.aspx.

Forward-looking Statement:

The statements in these news releases contain forward-looking information within the meaning of the Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties. In each case actual results may differ materially from such forward-looking statements. Any statements regarding targets for future results are forward-looking and actual results may differ materially. These are the company's targets, not predictions of actual performance.


                                                                            UTVG

                          UNIVERSAL TRAVEL GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  December 31,

 ASSETS                                                             2006          2005
                                                                ----------    ----------
Current Assets
Cash and cash equivalents                                       $1,043,555    $1,162,306
Accounts Receivable                                                 18,788            --
Acquisition Deposit                                              2,881,823     1,301,083
Loans Receivable                                                   661,158
Due from Shareholders                                                   --       642,608
Trade Deposit                                                      959,605       562,564
Advances                                                         1,831,558            --
Refundable Deposits                                                 34,004        18,706
Prepaid expenses and other receivables                              31,842         5,781
                                                                ----------    ----------
Total Current Assets                                             7,462,333     3,693,048

Property & equipment, net                                           51,555         9,814
Intangible assets                                                   49,938        79,304
                                                                ----------    ----------
Total Assets                                                    $7,563,826    $3,782,166
                                                                ==========    ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses                           $3,391,229    $2,364,783
Income tax payable                                                 263,850       156,877
                                                                ----------    ----------
Total Current Liabilities                                        3,655,079     2,521,660

Stockholders' Equity

Common stock, $.001 par value, 70,000,000
shares authorized, 30,450,000 issued and outstanding                30,450        30,450
Additional paid in capital                                         332,013       332,013
Other comprehensive income                                         103,811        14,048
Retained earnings                                                3,442,473       883,995
                                                                ----------    ----------
Total Stockholders' Equity                                       3,908,747     1,260,506
                                                                ----------    ----------
Total Liabilities and Stockholders' Equity                      $7,563,826    $3,782,166
                                                                ==========    ==========


                                                                            UTVG

                          UNIVERSAL TRAVEL GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE YEARS ENDED DECEMBER 31,

                                                      2006             2005
                                                  ------------     ------------

Gross revenues,                                   $ 10,013,788     $  2,761,703
Cost of services                                     4,594,376          143,609
                                                  ------------     ------------
Revenues, net                                        5,419,412        2,618,094
                                                  ------------     ------------
Selling, General and administrative expenses         1,353,434        1,034,488
Stock Based Compensation                               950,040               --
                                                  ------------     ------------
                                                     2,303,474        1,034,488
                                                  ------------     ------------
Income from operations                            $  3,115,938     $  1,583,606
                                                  ------------     ------------

Other (Income) Expense
Interest income                                         11,994           29,049
Other Income                                            36,383            9,438
Interest expense                                        (2,754)          (1,524)
                                                  ------------     ------------
Total Other (Income) Expense                            45,623           36,963
                                                  ------------     ------------
Income before income taxes                           3,161,561        1,620,569

Provision for income taxes                             603,083          243,085
                                                  ------------     ------------
Net income                                        $  2,558,478     $  1,377,484
                                                  ============     ============


                                                                            UTVG
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